UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2003

SAFENET, INC.

(Exact Name of Registrant as Specified in Charter)

8029 Corporate Drive, Baltimore, Maryland  21236

(Address of principal executive offices)

Delaware	0-20634	52-1287752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (410) 931-7500

(Former Name or Former Address, if Changed Since Last Report)

Item 7.                    Financial Statements and Exhibits.

Exhibit 99.1            Press Release of SafeNet, Inc. (“SafeNet” or the “Company”), dated October 22, 2003.

Item 12.                 Results of Operations and Financial Condition.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

On October 22, 2003, SafeNet issued a press release announcing financial results for the quarter ended September 30, 2003.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In the press release, SafeNet provides certain adjustments to the financial information calculated on the basis of generally accepted accounting principles (“GAAP”) as supplemental information relating to its results of operations.  SafeNet’s management believes these non-GAAP adjustments are useful to investors because they remove specific non-operating costs associated with any significant acquisition that has occurred in the relevant periods and provide a basis for measuring and comparing the Company’s operating performance without these charges.  These costs are currently limited to acquisition-related costs, such as integration costs, amortization expense related to acquired intangible assets, acquisition specific write-offs, such as write-off of in-process research and development costs, and the tax effects of these items.  SafeNet’s management uses these non-GAAP measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating and financial performance.  These non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and other companies may use different non-GAAP measures and presentations of results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.

		By:	/s/ Anthony A. Caputo
Anthony A. Caputo
Chief Executive Officer

Date:	October 22, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of SafeNet, Inc., dated October 22, 2003